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EXHIBIT 99.1(6)(a)

                                     BYLAWS
                                       OF
                     PACIFIC MUTUAL LIFE INSURANCE COMPANY



                          AS AMENDED NOVEMBER 27, 1991
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                                     BYLAWS

                         For the Regulation, Except As
                         Otherwise Provided by Statute
                       Or Its Articles of Incorporation,
                                       of
                     Pacific Mutual Life Insurance Company


                              Article I. - OFFICES

       SECTION 1. Principal Office. - The principal office for the transaction of business of the corporation is hereby fixed and located at 700 Newport Center Drive, City of Newport Beach, County of Orange, State of California.

       SEC. 2. Other Offices. - Branch or subordinate offices may at any time be established by the board of directors at any place or places where the corporation is qualified to do business.

                       Article II. - MEETINGS OF MEMBERS

       SECTION 1. - Place of Meetings. - The annual meeting of members shall be held at 700 Newport Center Drive, Newport Beach, California. All other meetings of members shall be held at any place within or without the State of California designed by the board of directors pursuant to authority hereinafter granted to said board. In the absence of any such designation, such meetings shall be held at 700 Newport Center Drive, Newport Beach, California.

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       SEC. 2.  Annual Meetings. - The annual meetings of members shall be held on the fourth Wednesday of March of each year at 9:00 a.m. of said day.

       Written notice of each annual meeting may be given to each member entitled to vote thereat either personally or by mail or other means of written communication, charges prepaid, addressed to such member at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice. At the option of the corporation such notice may be imprinted on premium notices or receipts or on both. If a member gives no address, notice shall be deemed to have been given if sent by mail or other means of written communication addressed to the place where the principal office of the corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said office is located. All such notices shall be sent to each member entitled thereto not less than seven (7) days before each annual meeting and shall specify the place, the day and the hour of such meeting and the general nature of the business to be transacted; provided that, notwithstanding anything to the contrary contained in these bylaws, notice of an annual meeting to be held at the time and place specified in Section 11532.1 of the California Insurance Code shall be sufficiently given if published at least once in each of four successive weeks in a newspaper of general circulation in the county in which the principal office of the corporation is located, and if so published no other notice of such meeting shall be required.

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       SEC. 3.  Special Meetings.  - Special meetings of members, for any purpose or purposes whatsoever, may be called at any time by the chairman of the board, the president or by the board of directors or by any two or more members thereof or by one or more members holding not less than one-fifth of the voting power of the corporation. Notices of special meetings shall be sent to each member entitled thereto not less than seven (7) days before each such special meeting and shall specify, in addition to the place, day and hour of the meeting, the general nature of the business to be transacted.

       SEC. 4. Adjourned Meetings and Notice Thereof. - Any members' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the members who are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at any such meeting.

       When any members' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which said adjournment is taken.

       SEC. 5. Entry of Notice. - Whenever any member entitled to vote has been absent from any meeting of members, whether annual or special, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due

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notice of such meeting was given to such member as required by law and the bylaws of the corporation.

       SEC. 6. Voting. - At all meetings of members each member entitled to vote, and either present in person or by proxy thereat, shall have only one vote regardless of the number of policies or the amount of insurance that each such member holds. Such vote may be viva voce or by ballot; provided, however, that all elections for directors shall be by ballot upon demand made by a member at any election and before the voting begins.

       SEC. 7. Quorum. - The presence in person or by proxy of the holders of five percent (5%) of the members entitled to vote at any meeting shall constitute a quorum for the transaction of business. The members present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough members to leave less than a quorum.

       SEC. 8. Proxies. - Each member entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such member or his duly authorized agent and filed with the secretary of the corporation; provided that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless the member executing it specifies therein the length of time for which such proxy is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Any proxy duly executed is not revoked, and continues in full force

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and effect, until an instrument revoking it, or a duly executed proxy bearing a later date, is filed with the secretary.

       SEC. 9. Inspectors of Election. - In advance of any meeting of members, the board of directors shall appoint one or three inspectors of election to act at such meeting or any adjournment or adjournments thereof. The inspector or inspectors of election shall determine the number of members present or represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine the result of and do such acts as may be proper to conduct the election or vote with fairness to all members. The inspector or inspectors of elections shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. On request of the chairman of the meeting or of any member or his proxy, the inspector or inspectors shall make a report in writing of any challenge or question or matter determined by them and execute a certificate of any fact found by them. If there be three inspectors of election, the decision, act or certificate of a majority shall be effective in all aspects as the decision, act or certificate of all, an shall be final and conclusive as to all matters passed upon and determined. If there be one inspector of election, his decision, act or certificate shall be final and conclusive as to all matters passed upon and determined. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the board of directors in advance of the convening of the meeting, or at the meeting by the person or officer acting as chairman.

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                       Article III. - BOARD OF DIRECTORS

       SECTION 1. Powers. - Subject to limitations of the articles of incorporation and of the bylaws, and of any statutory provisions as to action to be authorized or approved by the members, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by the board of directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to-wit:

       First. Corporate Business. - To conduct, manage and control all the business and affairs of the corporation, and to make such rules and regulations therefor not inconsistent with law, the articles of incorporation or the bylaws, as they may deem best.

       Second. Select and Remove Officers, Agents and Employees. - To select and remove all officers of the corporation, as more fully provided for in
Article V hereof, and to select and remove all agents and employees of the corporation, and to prescribe such duties and powers for its officers, agents and employees as may not be inconsistent with law, the articles of incorporation or the bylaws, fix or change their salaries, compensation and emoluments, and if the board of directors deem it necessary, require of them security for faithful service, including surety bonds, and from time to time thereafter require of them other and different security for faithful service, including surety bonds in different amounts and with different

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sureties. The board of directors may delegate to the executive committee or other committee and/or to any officer or officers its power hereunder to select or remove officers appointed under the provisions of Section 3 of Article V and agents or employees, and to fix or change their respective salaries, compensation or emoluments.

       Third. Appoint Committees. - To appoint an executive committee and other committees, and to delegate, by resolution or resolutions, to such committee any of the powers and authority of the board of directors in the management of the business and affairs of the corporation, except the power to declare dividends on policies of insurance and adopt, amend or repeal bylaws; to fix and prescribe, by resolution or resolutions, the powers and duties of committees appointed by it; and to fix, by resolution or resolutions, the quorum for the transaction of business of committees, other than the executive committee, which may be less than a majority, but not less than one-third of the authorized number of committee members.

       Fourth. Incur Indebtedness. - To borrow money and incur indebtedness for the purposes of the corporation and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, pledges, hypothecations, or other evidences of debt and securities therefor.

       Fifth. Participating and Non-Participating Insurance. - To determine which agreements and policies of insurance made by the corporation shall be upon the basis of full or partial participation in the profits or without any participation therein.

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       Sixth.  Dividends. - To declare dividends or to provide other participation in the profits in the case of policies of insurance entitled to such dividends or participation at such times and in such amounts as in its opinion the condition of the affairs of the corporation shall render it advisable.

       Seventh. Miscellaneous. - To designate any place within or without the State of California for the holding of any members' meeting or meetings, other than the annual meeting.

SEC. 2.  Number of Directors.

       (a) Authorized Number of Directors. - The authorized number of directors of the corporation shall be not less than fifteen (15) nor more than eighteen
(18).

       (b) Exact Number of Directors. - The exact number of directors is hereby fixed at Sixteen (16).

SEC. 3. Term of Office and Election. - The directors shall be divided into three classes, as nearly equal in number as possible, and the terms of office of the respective classes shall expire at annual intervals and at the times fixed for successive annual meetings of members. The directors in office at the time this bylaw becomes effective shall be divided by lot into one

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class of six directors and two classes of five directors each, and the terms of office of the class composed of six directors shall expire at the time fixed for the first annual meeting of members to be held after the annual meeting of members in 1990 and the terms of office of the classes composed of five directors each shall expire at the time of the second and third annual meeting of members to be held after the annual meeting of members in 1990. Each director thereafter elected at annual or special meetings of members shall hold office for a term expiring at the time fixed for the third annual meeting of members to be held after the meeting of members at which he was elected provided that if any election would put more than six directors in the class whose terms expire at such annual meeting, then the excess shall be chosen serially by lot and allocated serially to the class or classes next in order whose terms expire at the second and first annual meetings respectively and whose membership shall be less than six to bring the membership of such class or classes up to six.

       At each annual meeting of members, directors in number equal to the number of directors whose terms expire at the time fixed for such meeting, shall be elected, but if any such annual meeting of members is not held, or if directors are not elected thereat, directors may be elected at any special meeting of members held for the purpose of electing directors.

       All directors shall hold office for the term for which they are elected and until their respective successors are elected and qualified, except that each director who attains age 72 during the term for which elected shall hold office only until the next annual meeting of members following attainment of age 72 at which time a person may be elected as director to

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complete the unexpired term of office, if any, for which the director attaining age 72 had been elected.

SEC. 4. Resignation. - Any director may resign at any time by giving written notice to the board of directors or to the chairman of the board or to the secretary of the corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SEC 5. Vacancies. - Each director elected to fill a vacancy caused by the death, resignation or removal of a director shall hold office for a term which will complete the unexpired term of office of such deceased, resigned or removed director. Each director elected to fill a vacancy created by an increase in the authorized number of directors or by failure of the members to elect the full authorized number of directors shall hold office for a term expiring at the time fixed for the third annual meeting of members to be held after the election which fills the vacancy provided that if any election would put more than six directors in the class whose terms expire at such annual meeting, then the excess shall be chosen serially by lot and allocated serially to the class or classes next in order whose terms expire at the second and first meetings, respectively, and whose membership shall be less than six to bring the membership of such class or classes up to six.

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SEC 6.  Place of Meetings. - Regular meetings of the board of directors shall be held at any place within or without the State of California which has been designated from time to time by resolution of the board of directors or by written consent of all members of the board. In the absence of such designation, regular meetings, other than the annual meeting, shall be held at 700 Newport Center Drive, Newport Beach, California, unless not less than ten
(10) days prior to said meeting, a written notice designating another location is mailed to each director at the address as shown upon the records of the corporation. Special meetings of the board may be held either at a place so designated or at 700 Newport Center Drive, Newport Beach, California.

SEC. 7 Regular Annual Meetings. - Immediately following each annual meeting of members, the board of directors shall hold a regular annual meeting for the purpose of organization, election of officers, and the transaction of other business. The regular annual meeting shall be held at 700 Newport Center Drive, Newport Beach, California. Notice of such meeting is hereby dispensed with.

SEC 8. Other Regular Meetings. - Other regular meetings of the board of directors shall be held without call, on the fourth Wednesday of February, May, August, October and November. All meetings shall be held at the hour of 9:00 o'clock A.M., except in the month in which the regular annual meeting of the board of directors is held. Should any meeting day for a meeting of the board of directors fall upon a legal holiday, then said meeting shall be

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held at the same time on the next day thereafter ensuing which is not a legal holiday. Notice of all such regular meetings of the board of directors is hereby dispensed with.

SEC 9. Special Meetings. - Special meetings of the board of directors for any purpose or purposes shall be called at any time by the chairman of the board, or if he is absent or unable or refuses to act, by the president, or, if he is absent or unable or refuses to act, by any three (3) directors.

       Written notice of the time and place of special meetings shall be delivered personally to each director or sent to each director by mail or other form of written communication, charges prepaid, addressed to him at his address as it is shown upon the records of the corporation, or, if it is not so shown on such records and is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company at least twenty-four (24) hours prior to the time of the holding of the meeting. In case such notice is delivered as above provided, it shall be so delivered at least twelve (12) hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery as above provided shall be due, legal and personal notice to such director.

SEC. 10. Adjournment. - A quorum of the directors may adjourn any directors' meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a

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majority of the directors present at any directors' meeting, either regular or special, may adjourn from time to time or until the time fixed for the next regular meeting of the board.

SEC. 11. Notice of Adjournment. - Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

SEC. 12. Entry of Notice. - Whenever any director has been absent from any special meeting of the board of directors, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such special meeting was given to such director as required by law and the bylaws of the corporation.

SEC. 13. Waiver of Notice. - The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice of or consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

SEC. 14. Quorum. - Eight directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn, as provided in Section 10 of this article. Every act

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or decision done or made by a majority of the directors at a meeting duly held, at which a quorum is present, shall be regarded as an act of the board of directors, unless a greater number be required by law or by the articles of incorporation.

SEC. 15. Fees and Compensation. - The directors shall, by resolution of the board, determine from time to time the manner and amount of compensation payable for their services as directors, with or without expenses of attendance at meetings. Directors who are salaried officers of the corporation shall not receive additional fees or compensation for their services as directors.
Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.


                       Article IV. - EXECUTIVE COMMITTEE

       SECTION 1. Powers and Duties. - The executive committee shall have and exercise, to the extent provided in a resolution or resolutions of the board of directors, such powers and authority of the board of directors in the management of the business and affairs of the corporation, except the power to declare dividends on policies of insurance or adopt, amend or repeal bylaws, as the board of directors may delegate to it.

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       SEC. 2.  Number of Members. - The authorized number of members of the executive committee shall be seven (7), in addition to ex officio members, until changed by a resolution of the board of directors.

       SEC. 3. Qualifications. - Each member of the executive committee shall be a member of the board of directors.

       SEC 4. Appointment and Term of Office. - The members of the executive committee shall be appointed at each annual meeting of the board of directors, but if any such annual meeting is not held or the members are not appointed thereat, the members may be appointed at any subsequent meeting of the board of directors. All members of the executive committee shall hold office until their respective successors are appointed.

       SEC. 5. Resignation. - Any member of the executive committee may resign at any time by giving written notice to the board of directors or to the chairman of the board or to the secretary of the corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later time, specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

       SEC. 6. Vacancies. - Vacancies in the executive committee shall be filled by appointment by the board of directors and each member so appointed shall hold office until his successor is appointed.

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       SEC. 7.  Organization, etc. - The chairman of the executive committee shall be as designated, the chairman of the board shall be vice chairman of the executive committee, and the secretary of the corporation, or in his absence such other officer or employee as the chairman of the executive committee may designate, shall act as secretary. The executive committee shall keep a record of its acts and proceedings and report the same from time to time to the board of directors.

       SEC. 8. Regular Meetings. - A regular meeting of the executive committee shall be held without call or notice upon the day and at such hours and place as the committee shall from time to time determine or at such other place as designated by the chairman of the executive committee in a written notice to the members thereof. Should the day so selected by the committee fall upon a legal holiday, then the meeting shall be held at the same time on the next day which is not a legal holiday.

       SEC. 9. Special Meetings. - Special meetings of the executive committee for any purpose or purposes shall be held at such place as shall be called by the chairman of the executive committee, the chairman of the board, the president, or secretary or any three (3) members of the executive committee. Notice of each special meeting of the executive committee shall be sent by mail, telegraph or telephone, or be delivered personally to each member of said committee not later than twelve (12) hours before the day on which such meeting is to be held.

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       SEC. 10.  Waiver of Notice. - The transactions at any meeting of the executive committee, however called and noticed or whenever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the members not present sign a written waiver of notice of or consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

       SEC. 11. Quorum. - Any three (3) members of the executive committee, either regular or ex officio, shall constitute a quorum for the transaction of business. Every act or decision done or made by a majority of the members at a meeting duly held, at which a quorum is present, shall be regarded as an act of the executive committee.

       SEC 12. Adjournment. - A quorum of the members may adjourn any executive committee meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum the majority of members present at any executive committee meeting, either regular or special, may adjourn from time to time or until the time fixed for the next regular meeting of the executive committee.

       SEC. 13. Inspection of Records. - The record or records of the acts and proceedings of the executive committee, including its minutes, shall at all times be open to inspection by any

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member of the board of directors or any committee or any person appointed by the board of directors for that purpose and such inspection shall include the right to make extracts.

       SEC. 14. Fees. - Each member of the executive committee, except those members who are salaried officers of the corporation, shall receive such fee, if any, as shall be fixed by the board of directors for their respective attendance at each meeting. Members of the executive committee who are salaried officers of this corporation shall not receive additional fees or compensation for their respective attendance at executive committee meetings.


                             Article V. - OFFICERS

       SECTION 1. Number and Qualifications. - The officers of the corporation shall be a chairman of the board who shall be a member of the board of directors; a president; one or more executive vice presidents, senior vice presidents, vice presidents, and 2nd vice presidents as the board of directors may from time to time determine; a secretary, treasurer, general counsel, corporate actuary, controller, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold any two offices and perform the duties thereof except that of chairman and secretary and except that of president and secretary.

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       SEC. 2  Election, Term of Office. - Each officer, except such officers as may be appointed in accordance with the provisions of Section 3 of this Article V, shall be chosen annually by the board of directors and shall hold his office until his successor shall have been duly chosen and shall have qualified, or until his death, or until he shall resign, or until he shall have been removed in the manner hereinafter provided.

       SEC. 3. Other Officers, etc. - The Board of directors may appoint such assistant vice presidents, assistant secretaries, assistant treasurers, and other officers as the business of the corporation may require, each of whom shall hold office for such period and have such authority and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine. The board of directors may delegate to the executive committee, or any officer or officers, the power to appoint any officer or officers provided for in this Section 3 of Article V.

       SEC. 4. Removal. - Any officer chosen under Section 2 of this Article V may be removed, either with or without cause, by a two-thirds vote of the directors present at any regular meeting of the board of directors. Any officer, except an officer chosen by the board of directors pursuant to Section 2 of this Article V, may also be removed at any time, with or without cause, by the executive committee or any officer or officers upon whom such powers of removal may be conferred by the board of directors.

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       SEC. 5.  Resignation. - Any officer may resign at any time by giving written notice to the board of directors or to the chairman of the board or to the chief executive officer or to the secretary of the corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

       SEC. 6. Vacancies. - A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the bylaws for regular election or appointment to such office.

       SEC. 7. Chairman of the Board. - The chairman of the board shall be the chief executive officer of the corporation and shall have supervision, direction and control of the business and affairs of the corporation and shall consult with the president and the executive vice presidents as to policies laid down or defined by the board of directors and major policy decisions relating to the policies laid down or defined by the board of directors and major policy decisions relating to the conduct of the affairs of the corporation. He shall preside at all meetings of the members of the board of directors and in the absence or disability of the chairman of the executive committee, he shall exercise the powers and perform the duties of the chairman of the executive committee. He shall be an ex officio member of all committees, and shall have such other powers and duties as may be prescribed from time to time by the board of directors or elsewhere in these bylaws.

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       SEC. 8.  Vice Chairman. - The vice chairman shall also be the chief investment officer and shall have such powers and duties as may be prescribed from time to time by the board of directors, the chairman of the board, or elsewhere in these bylaws. He shall be an ex officio member of all committees. In the absence or disability of the chairman of the board, he shall exercise the powers and perform the duties of the chairman of the board. In the absence or disability of both the chairman of the board and vice chairman, an officer designated by the chairman of the board shall exercise the powers and perform the duties of the vice chairman.

       SEC. 9. Executive Vice Presidents. - The executive vice presidents shall assist the chairman of the board and the president in the exercise of their powers and duties and shall have such other powers and perform such other duties as may be prescribed from time to time by the chairman of the board, the president, the board of directors, or elsewhere in these bylaws.

       SEC. 10.  Senior Vice President, Vice Presidents and 2nd Vice Presidents.
- The senior vice presidents, vice presidents and 2nd vice presidents shall assist the chairman of the board, the president and the executive vice presidents in the exercise of their powers and duties and shall have such other powers and perform such other duties as may be prescribed from time to time by the chairman of the board, the president, the executive vice presidents, the board of directors or elsewhere in these bylaws.

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       SEC. 11.  Secretary. - The secretary shall keep, or cause to be kept, a book of minutes at the principal office, or such other place as the board of directors may order, of all meetings of the directors, executive committee and members with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors' and executive committee meetings, the number of members present or represented at members meetings and the proceedings thereof.

       The secretary shall give, or cause to be given, notice of all meetings of the members, the board of directors and the executive committee, required by the bylaws or bylaw to be given; and he shall keep the seal of the corporation in safe custody and shall have such other powers and perform such other duties as may be prescribed by the chairman of the board, the president, the executive vice presidents, the board of directors or elsewhere in these bylaws.

       SEC. 12. Treasurer. - The treasurer shall have custody of all funds, securities and other valuables of the corporation which may have or shall come into his hands. He shall have such powers and perform such duties as may be prescribed by the chairman of the board, the president, the executive vice presidents, the board of directors or elsewhere in these bylaws, and in addition thereto shall:

          (a) Deposit or cause to be deposited all funds, securities and other valuables in the name of and to the credit of the corporation in its own or with such depositaries as shall be designated in accordance with the provision of
Section 4, Article VI of these bylaws.

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

          (b) Be responsible for the due and proper disbursement of the funds of the corporation.

          (c) When necessary or proper, endorse on behalf of this corporation for collection, checks, notes and other obligations.

          (d) Make a report each month to the board of directors of such cash receipts and disbursements as shall have occurred during the period of the report and, in addition, shall render to the board of directors, the chairman of the board, or the president, whenever requested, an account of all his transactions as treasurer.

          (e) Record regularly, full and accurate accounts of all monies received and paid by him on account of the corporation.

       SEC. 13. General Counsel. - The general counsel shall have the general powers and duties usually vested in such officer and shall have such other powers and duties as may be prescribed by the chairman of the board, the president, the executive vice presidents, the board of directors or elsewhere in these bylaws.

       SEC. 14. Corporate Actuary. - The corporate actuary's duties shall be to coordinate the actuarial bases of the company's operations, to maintain surveillance of the financial

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performance of the company and its subsidiaries, to maintain surveillance of tax and regulatory compliance, to direct the auditing of the various accounts and records, and to have such other duties and responsibilities as may from time to time be assigned to him by the chairman of the board, the president, the executive vice presidents, the board of directors or elsewhere in these bylaws.

       SEC. 15. Controller. - The controller's duties shall be to direct the maintenance of the various accounts and other accounting media of the corporation, to supervise expenses and operating efficiencies of the company and its subsidiaries, and to have such further duties and responsibilities as may from time to time be assigned to him by the chairman of the board, the president, the executive vice presidents, the board of directors or elsewhere in these bylaws.

       SEC. 16. Assistant Vice Presidents. - The assistant vice presidents shall have such powers and perform such duties as may from time to time be fixed and prescribed for them by the board of directors, the chairman of the board, the president, the executive vice presidents or elsewhere in these bylaws.

       SEC. 17. Assistant Secretaries and Assistant Treasurers. - The assistant secretaries and the assistant treasurers shall have such powers and perform such duties as are assigned to them by these bylaws and shall have such other powers and perform such other duties not inconsistent with these bylaws as may from time to time be assigned to them by the secretary or the treasurer, respectively, or by the board of directors.

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

              Article VI. - INSURANCE POLICIES, CONTRACTS, CHECKS,
                          DRAFTS, BANK ACCOUNTS, ETC.

       SECTION 1. Insurance Policies, How Signed. - All policies issued by this corporation shall be signed by the chairman or president and countersigned by the secretary either personally or by facsimile.

       SEC. 2. Checks, Drafts, etc. - All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, except as in these bylaws otherwise provided, issued in the name of or payable to the corporation shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by resolution of the board of directors or by resolution of the executive committee, if the board of directors delegate such authority to it.

       SEC. 3. Contracts, etc., How Executed. - The board of directors, or the executive committee if such authority is delegated to it by the board of directors, except as by law or in the bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to special instances; and unless so authorized, no officer, agent or employee shall have any power or authority to bind the corporation by any

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

contract or engagement or to pledge its credit to render it liable for any purpose or to any amount.

       SEC. 4. Bank Accounts. - All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation, and in its name, in such banks, trust companies, or other depositaries as the board of directors may select or as may be selected by any committee, officer or officers, agent or agents of the corporation to whom such powers may from time to time be delegated by the board of directors; and for the purpose of such deposits the chairman of the board, the president, any vice president, the secretary, the treasurer, or any other officer or agent or employee of the corporation to whom such power may be delegated by the board of directors or by the executive committee, if such authority be delegated to it by the board of directors, may endorse, assign and deliver checks, drafts and other orders for the payments of monies which are payable to the order of the corporation.

       SEC. 5. Departmentalization. - So long as the corporation maintains two or more departments, the corporation may apportion among them their fair and equitable share of expenses; may exchange assets between such departments on a fair and equitable basis; and may, at customary reinsurance rates, reinsure business between such departments.


                           Article VII. - INVESTMENTS

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

       SECTION 1. Investments in the Corporation's Name. - All investments of the corporation shall be made in the name of Pacific Mutual Life Insurance Company or its nominee.

       SEC. 2. Investments by the Corporation. - The corporation shall invest as much of its capital, surplus and accumulations as the board of directors or the executive committee, if such authority is delegated to it by the board of directors, may determine in the purchase of or loans upon any of the securities specified by law, which investment or investments shall be approved by the executive committee, if such authority is delegated to it by the board of directors, and by a vote of two-thirds of all the directors of the corporation, unless such latter approval is not required by law, and any such approval by the board of directors shall be entered upon the records or minutes of the corporation which must show the fact of making such investment or investments, the amount thereof, the name of each director voting to approve the same, the amount, character and value of the security purchased or taken as collateral and, if the investment be a loan, the name of the borrower, the rate of interest thereon, and the date when the loan will become due or payable.


                            Article VIII. - MEMBERS

SECTION 1. Members Defined. - The words "member" and "members" as used in these bylaws are hereby defined to include only those policyholders of the Participating and Non-

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

Participating Life classes. In any case where a Participating or Non-Participating Life policy names two or more persons as joint insureds, payees, owners or holders thereof, the persons so named shall be deemed collectively to be but one member for the purposes of these bylaws. In any case where such a policy shall have been assigned by assignment absolute on its face to an assignee other than the corporation, and such assignment shall have been filed at the principal office of the corporation at least thirty days prior to the date of any election or meeting referred to in these bylaws, then such assignee shall be deemed to be the member entitled to vote at such election or meeting.

       SEC. 2. One Class of Members. - There shall be but one class of members of the corporation.


                 Article IX. - CORPORATE RECORDS, ANNUAL REPORT
                 REPRESENTATION OF SHARES OF OTHER CORPORATIONS

SECTION 1. Inspection of Bylaws. - The corporation shall keep in its principal office for the transaction of business the original or a copy of the bylaws as amended or otherwise altered to date, certified by the secretary, which shall be open to inspection by the members at all reasonable times during office hours.

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

       SEC. 2. Inspection of Corporate Records. - The books of account, and minutes of proceedings of the members, of the board of directors and of the executive committee shall be open to inspection upon the written demand of any member at any reasonable time and for a purpose reasonably related to his interests as a member and shall be exhibited at any time when required by the demand of ten percent (10%) of the members entitled to vote at any members' meeting shall be made in writing upon the chairman of the board, the president, secretary or assistant secretary of the corporation.

       SEC. 3. Representation of Shares of Other Corporations. - The chairman of the board, the president or any vice president and the secretary or any assistant secretary of this corporation are authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all share or other evidence of ownership of any other business entities such as corporations, business trusts and partnerships standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all such evidences of ownership held by this corporation may be exercised either by such officers n person or by any person authorized so to do by proxy or power of attorney duly executed by said officers.


                            Article X. - AMENDMENTS

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

       SECTION 1. Powers of Members. - A bylaw or bylaws may be adopted, amended, or repealed by the vote of members entitled to exercise a majority of the voting power of the corporation or by the written assent of such members.

       SEC. 2. Power of Directors. - Subject to the rights of the members, as provided in Section I of this Article, to adopt, amend or repeal a bylaw or bylaws, other than a bylaw or amendment thereof changing the authorized number of directors, may be adopted, amended, or repealed by the board of directors.

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